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          Lincoln Life and Annuity Company of New York Commission Rates


                                    Year 1           Excess        Years 2+        Years 2-4        Assest-Based     Asset Based
                                                                                                      Years 5-20        Years 21+
Survivor Variable UL1
(LSVUL-1)
(Form # LN650 NY)

         Option 1                   50               2.25          2.25

         Option 2                   50               2.25                          2.25             0.25             0.15

         Option 3                   40               2.25                          2.25             0.50             0.15



1.   Percentages for policy years 2 though 4 represent renewal commissions

2. There will be a pre-rata chargeback of commissions if within twelve months the policy is surrendered or such such coverage is decreased.